EXHIBIT 11

                       BIOGEN, INC. and SUBSIDIARIES
                     Computation of Earnings Per Share
                                (unaudited)
                 (in thousands, except per share amounts)


                                       Three Months          Six Months
                                      Ended June 30,       Ended June 30,
                                      1995      1994       1995      1994
Primary earnings per share

Weighted average number of
 shares outstanding . . . . . . .     33,302    32,556     33,234    32,479

Shares deemed outstanding from
 the assumed exercise of stock
 options and warrants . . . . . .      2,435     1,871      2,373     2,605
                                     -------   -------    -------   -------
Total . . . . . . . . . . . . . .     35,737    34,427     35,607    35,084
                                     =======   =======    =======   =======

Net income. . . . . . . . . . . .    $   714   $   611    $ 3,548   $11,840
                                     =======   =======    =======   =======
Primary earnings per
 share of common stock. . . . . .    $  0.02   $  0.02    $  0.10   $  0.34
                                     =======   =======    =======   =======

Fully diluted earnings per share (a)

Weighted average number of
 shares outstanding . . . . . . .     33,302    32,556     33,234    32,479

Shares deemed outstanding from
 the assumed exercise of stock
 options and warrants . . . . . .      2,827     1,871      2,827     2,605
                                     -------   -------    -------   -------
Total . . . . . . . . . . . . . .     36,129    34,427     36,061    35,084
                                     =======   =======    =======   =======

Net income  . . . . . . . . . . .    $   714   $   611    $ 3,548   $11,840
                                     =======   =======    =======   =======

Fully diluted earnings
 per share of common stock. . . .    $  0.02   $  0.02    $  0.10   $  0.34
                                     =======   =======    =======   =======


(a) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.